                                                                  EXHIBIT 99.1

[TBC LOGO]
                                  NEWS RELEASE


7111 Fairway Drive o Suite 201 o Palm Beach Gardens, FL 33418
 o Phone (561) 227-0955 o Fax (561) 775-4993


For Further Information Contact:
TBC Corporation                                   Investors:
Thomas W. Garvey                                  Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer          Betsy Brod/Jonathan Schaffer
(561) 227-0955                                    (212) 750-5800



                       TBC REPORTS SECOND QUARTER RESULTS

  ~ RESULTS IN-LINE WITH PREVIOUS GUIDANCE AND COMPANY REITERATES FULL-YEAR
        EARNINGS OUTLOOK BEFORE CHANGE IN ACCOUNTING TREATMENTS ~

PALM BEACH GARDENS, FL - JULY 26, 2004 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported sales and earnings for the second quarter and six months ended June 30, 2004.

Net sales in the second quarter increased 38.8% to $456.5 million compared to $328.8 million in the prior-year period. TBC's total unit tire sales increased 18.4% in the second quarter, compared to unit shipments by tire manufacturers which increased 6.9% based on preliminary reports. Same store sales for TBC's retail segment increased 1.1% in the second quarter.

Net income increased 14.5% to $9.1 million, or $0.39 per diluted share, in the current quarter versus $8.0 million, or $0.35 per diluted share, in the second quarter of 2003. Earnings in the 2004 second quarter reflect the negative impact of Emerging Issues Task Force ("EITF") 02-16, of $0.08 per diluted share related to the Company's new purchase agreement with a major supplier, partially offset by the company wide adoption of the first-in first-out ("FIFO") inventory costing method which added $0.04 per diluted share in the period. Excluding the change in accounting treatments, TBC would have reported $0.43 per diluted share in the second quarter, consistent with its previous guidance for the period in the range of $0.40 to $0.43 per diluted share. The results for 2003 have been restated to reflect the company wide adoption of the FIFO inventory costingmethod.

The Company's wholesale business was strong in the quarter, highlighted by the performance of the private brands division which benefited from new account activity, favorable pricing and solid cost controls. The retail business posted positive comparable store sales and experienced increased demand for its services offerings. The introduction of private brand tires and the expansion of mechanical service offerings for the 225 acquired NTB stores continued on plan.

TBC Corp. Second Quarter Earnings Release
Page 2

"We achieved our financial goals for the period and are pleased with the Company's performance, particularly in light of a challenging retail environment," commented Larry Day, TBC President and Chief Executive Officer. "While we expect these market conditions to continue in the near term, we are confident of our ability to realize our 2004 performance objectives through the contribution from our newly acquired retail locations, favorable product and service mix, and rigorous cost controls. As we move ahead, we look forward to benefiting from improved operating leverage in our retail operations while we remain active in growing our store base."

For the six months ended June 30, 2004, net sales rose 52.1% to $890.3 million compared to $585.4 million in the prior-year period. Total unit tire sales increased 24.8% compared to an industry increase of approximately 7.3% based on preliminary results. Retail same-store sales increased 3.5% in 2004. Net income grew 16.2% to $14.6 million, or $0.63 per diluted share, versus $12.6 million, or $0.56, reported a year ago. Results for the first six months of 2004 reflect the negative impact of EITF 02-16 of $0.08 per diluted share related to the Company's new purchase agreement with a major supplier, partially offset by the company wide adoption of the FIFO inventory costing method which added $0.02 per diluted share. Excluding the change in accounting treatments, TBC would have reported $0.69 per diluted share in the first half of 2004. The results for 2003 have been restated to reflect the company wide adoption of the FIFO inventory costing method.

At June 30, 2004, the Company had a combined total of 1,168 stores in its retail network with 598 Company-operated locations and 570 franchised Big O stores, representing a 29% increase in the Company's store base, or 262 locations, since June 30, 2003. Exclusive of any further acquisitions, the Company expects to add an additional 25 to 30 retail locations in the second half of 2004.

For the 2004 full year, the Company expects earnings in the range of $1.78 to $1.84 per diluted share that includes $.06 per diluted share for the impact of both EITF 02-16 and the company wide adoption of the FIFO inventory costing method. Excluding these costs, the Company's full-year outlook remains unchanged from its previous guidance of $1.84 to $1.90. Earnings for the third quarter are expected in the range of $0.59 to $0.62 per diluted share.

TBC Corporation will host a conference call on Tuesday, July 27, 2004, at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time, to discuss second quarter results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until August 27, 2004.

TBC Corp. Second Quarter Earnings Release
Page 3

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

TBC Corp. Second Quarter Earnings Release
Page 4

                                TBC CORPORATION
                   RESTATED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)



                                                   THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                       JUNE 30,                              JUNE 30,
                                            -------------------------------       --------------------------------
                                                                  RESTATED          RESTATED           RESTATED
                                                2004                2003             2004               2003
                                            -----------         -----------       ------------       ------------
NET SALES                                     $456,490           $328,843           $890,331           $585,388

COST OF SALES                                  281,289            219,987            553,264            401,540
                                              --------           --------           --------           --------

GROSS PROFIT                                   175,201            108,856            337,067            183,848
                                              --------           --------           --------           --------


EXPENSES:
  DISTRIBUTION EXPENSES                         18,790             15,361             36,756             28,780
  SELLING, ADMINISTRATIVE AND RETAIL
  STORE EXPENSES                               137,824             79,539            269,773            132,664
  INTEREST EXPENSE - NET                         5,103              2,448              9,205              4,260
  OTHER (INCOME) EXPENSE - NET                    (653)              (907)            (1,371)            (1,419)
                                              --------           --------           --------           --------

                      TOTAL EXPENSES           161,064             96,441            314,363            164,285
                                              --------           --------           --------           --------

INCOME BEFORE INCOME TAXES                      14,137             12,415             22,704             19,563

PROVISION FOR INCOME TAXES                       5,006              4,439              8,074              6,976
                                              --------           --------           --------           --------

NET INCOME                                    $  9,131           $  7,976           $ 14,630           $ 12,587
                                              ========           ========           ========           ========

EARNINGS PER SHARE -
  BASIC                                       $   0.41           $   0.37           $   0.66           $   0.59
  DILUTED                                     $   0.39           $   0.35           $   0.63           $   0.56

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING -
  BASIC                                         22,204             21,590             22,112             21,484
  DILUTED                                       23,329             22,604             23,292             22,367



TBC Corp. Second Quarter Earnings Release
Page 5


                                 TBC CORPORATION
                      RESTATED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)
                                     ASSETS



                                                                                                            RESTATED
                                                                                        JUNE 30,           DECEMBER 31,
                                                                                          2004                2003
                                                                                       (Unaudited)        (Unaudited)
                                                                                --------------------    -------------------

CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS ................................................   $           3,430         $     2,645

   ACCOUNTS AND NOTES RECEIVABLE, LESS ALLOWANCE
      FOR DOUBTFUL ACCOUNTS OF $9,275 AT JUNE 30, 2004
      AND $8,260 AT DECEMBER 31, 2003
                RELATED PARTIES .............................................              23,915              12,535
                OTHER .......................................................             128,071             109,962
                                                                                --------------------    -------------------


                TOTAL ACCOUNTS AND NOTES RECEIVABLE .........................             151,986             122,497

   INVENTORIES .................................................................          288,426             264,810
   REFUNDABLE FEDERAL AND STATE INCOME TAXES ...................................                -                 296
   DEFERRED INCOME TAXES .......................................................           13,657              11,359
   OTHER CURRENT ASSETS ........................................................           12,138              11,136
                                                                                --------------------    -------------------

                TOTAL CURRENT ASSETS ........................................             469,637             412,743
                                                                                --------------------    -------------------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

   LAND AND IMPROVEMENTS .......................................................           12,100              12,100
   BUILDINGS AND LEASEHOLD IMPROVEMENTS ........................................          111,782             100,379
   FURNITURE AND EQUIPMENT .....................................................          103,923              93,710
                                                                                --------------------    -------------------

                                                                                          227,805             206,189
   LESS ACCUMULATED DEPRECIATION ...............................................           68,576              56,618
                                                                                --------------------    -------------------

                TOTAL PROPERTY, PLANT AND EQUIPMENT .........................             159,229             149,571
                                                                                --------------------    -------------------

TRADEMARKS, NET .............................................................              15,824              15,824
                                                                                --------------------    -------------------

GOODWILL, NET ...............................................................             169,029             169,184
                                                                                --------------------    -------------------

OTHER ASSETS ................................................................              37,725              34,368
                                                                                --------------------    -------------------

TOTAL ASSETS ................................................................   $         851,444       $     781,690
                                                                                --------------------    -------------------

                                  (continued)
                                      -8-

TBC Corp. Second Quarter Earnings Release
Page 6

                                TBC CORPORATION
                 RESTATED CONDENSED CONSOLIDATED BALANCE Sheets
                                 (In thousands)
                                  (unaudited)




                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                             RESTATED
                                                      JUNE 30,             DECEMBER 31,
                                                       2004                   2003
                                                 --------------------    -------------------

                                                     (UNAUDITED)         (UNAUDITED)
CURRENT LIABILITIES:

   OUTSTANDING CHECKS, NET ....................   $     19,051         $      11,411

   NOTES PAYABLE TO BANKS .....................         73,800                29,100

   CURRENT PORTION OF LONG-TERM DEBT AND
       CAPITAL LEASE OBLIGATIONS ..............         37,178                28,723

   ACCOUNTS PAYABLE, TRADE ....................        111,259               114,708

   OTHER CURRENT LIABILITIES ..................         96,353                91,730
                                                 --------------------    -------------------
                TOTAL CURRENT LIABILITIES .....        337,641               275,672
                                                 --------------------    -------------------

LONG-TERM DEBT AND CAPITAL LEASE
   OBLIGATIONS, LESS CURRENT PORTION .........         187,969               208,620
                                                 --------------------    -------------------

NONCURRENT LIABILITIES .......................          33,157                26,400
                                                 --------------------    -------------------

DEFERRED INCOME TAXES ........................          10,379                 7,890
                                                 --------------------    -------------------

STOCKHOLDERS' EQUITY:

   COMMON STOCK, $0.10 PAR VALUE, SHARES ISSUED
       AND OUTSTANDING - 22,245 AT JUNE 30, 2004
       AND 21,905 AT DECEMBER 31, 2003 .......           2,224                 2,190

   ADDITIONAL PAID-IN CAPITAL ................          28,177                23,898

   OTHER COMPREHENSIVE INCOME (LOSS) .........          (1,390)               (1,637)

   RETAINED EARNINGS .........................         253,287               238,657
                                                 --------------------    -------------------
                TOTAL STOCKHOLDERS' EQUITY ...         282,298               263,108
                                                 --------------------    -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...  $      851,444        $      781,690
                                                 --------------------    -------------------


TBC Corp. Second Quarter Earnings Release
Page 7


                            SUPPLEMENTARY INFORMATION

ADOPTION OF FIFO INVENTORY COSTING METHOD

Consistent with TBC's current approach within its retail subsidiaries, the Company has chosen to adopt the first-in first out ("FIFO") inventory costing method effective January 1, 2004. Management believes the FIFO methodology provides a more current inventory valuation at period end and more effectively matches revenues with expenses. As per the Company's stated objectives, the retail segment will continue to become a larger portion of its revenues. TBC's retail segment currently makes up 65% of its sales and approximately 60% of its inventories, which are already valued on a FIFO basis.

EITF 02-16

On March 20, 2003, the Emerging Issues Task Force ("EITF") issued its final version of EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," which states that cash consideration received from a vendor is presumed to be a reduction of the price of the vendor's products or services and should, therefore, be characterized as a reduction of cost of goods sold and a portion of these amounts be capitalized into ending inventory. This EITF 02-16 is effective for volume-based rebate agreements entered into after November 21, 2002 and for all other vendor allowances entered into or modified after December 31, 2002.

The Company has been working with its major vendors to transition to a more seamless, fully integrated tire distribution system. The final piece was put in place as the Company entered into a new supply agreement with a major vendor in the second quarter of 2004, which required the accounting treatment of EITF 02-16.

Earnings in the second quarter of 2004 reflect the impact of EITF 02-16 of $.08 per diluted share related to the new purchase agreement. Historically, the Company recognized vendor allowances as they were earned, based on the fulfillment of the related obligations of the agreement. The adoption of EITF 02-16 last year did not materially impact net earnings in fiscal year 2003. As required by EITF 02-16, the Company has begun capitalizing the allowances afforded it under this new agreement. Due to the substantial amount of purchases and related vendor allowances received pursuant to this new agreement, the application of EITF 02-16 to this agreement reduced diluted earnings per share by $.08 in the second quarter of 2004.

TBC Corp. Second Quarter Earnings Release
Page 8


                                TBC CORPORATION
                               SUPPLEMENTARY DATA
              (In thousands, except percentages and store counts)
                                  (Unaudited)



                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     JUNE 30,                 JUNE 30,
                                           ------------------------    ------------------------
                                                           RESTATED    RESTATED        RESTATED
                                              2004          2003         2004           2003
                                           ----------     ---------    ---------      ---------


RECONCILIATION OF EBITDA TO NET INCOME:
--------------------------------------
EBITDA                                       $26,062       $19,943       $45,477       $32,451

LESS - DEPRECIATION AND AMORTIZATION           6,822         5,080        13,568         8,628
       INTEREST EXPENSE - NET                  5,103         2,448         9,205         4,260
       PROVISION FOR INCOME TAXES              5,006         4,439         8,074         6,976
                                            --------      --------      --------      --------
NET INCOME                                    $9,131        $7,976       $14,630       $12,587
                                            ========      ========      ========      ========
SEGMENT INFORMATION:

NET SALES -

               RETAIL                       $294,391      $185,421      $577,532      $311,923
               WHOLESALE                     162,099       143,422       312,799       273,465
                                            --------      --------      --------      --------
               CONSOLIDATED                 $456,490      $328,843      $890,331      $585,388
                                            ========      ========      ========      ========

EBITDA -
               RETAIL                        $15,657       $12,401       $28,330       $20,134
               WHOLESALE                      10,405         7,542        17,147        12,317
                                            --------      --------      --------      --------

               CONSOLIDATED                  $26,062       $19,943       $45,477       $32,451
                                            ========      ========      ========      ========
CAPITAL EXPENDITURES                          $7,446        $7,663       $14,292       $10,097

RETAIL SAME-STORE SALES % CHANGE                 1.1%          0.4%          3.5%          0.8%

RETAIL STORE COUNTS, AT END OF PERIOD
-------------------------------------

COMPANY OPERATED STORES                                                      598           346
FRANCHISED BIG O STORES                                                      570           560
                                                                        --------      --------
TOTAL                                                                      1,168           906
                                                                        --------      --------
